Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(3,786,120)
Realized Gain (Loss) on Swap Contracts	7,391,840
Unrealized Gain (Loss) on Market Value of Commodity Futures	45,651,820
Unrealized gain (loss) on Fair Value of Swap Contracts	5,243,915
Dividend Income	1,400,280
Interest Income	1,852,416
ETF Transaction Fees	28,000
Total Income (Loss)	$57,782,151

Expenses
General Partner Management Fees	$369,543
Professional Fees	188,066
Brokerage Commissions	151,697
Directors' Fees and insurance	13,583
License fees	12,318
Total Expenses	$735,207
Net Income (Loss)	$57,046,944

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/25	$981,008,262
Additions (10,000,000 Shares)	661,823,258
Withdrawals ((11,900,000) Shares)	(792,851,701)
Net Income (Loss)	57,046,944

Net Asset Value End of Month	$907,026,763
Net Asset Value Per Share (13,523,603 Shares)	$67.07

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596